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                                                                    Exhibit 23.1

                                KYLE TINGLE, CPA
                                 P.O. Box 50141
                             Henderson, Nevada 89016
                                 (702) 434-8452
                               (702) 436-4218 fax



To Whom It May Concern:                                   March 28, 2001


The firm of Kyle Tingle, Certified Public Accountant consents to the inclusion of his report of March 8, 2001, on the Financial Statements of Blackfoot Enterprises, Inc., as at December 31, 2000, in any filings that are necessary now or in the future with the U.S. Securities and Exchange Commission.

Very truly yours,


/s/ Kyle Tingle

Kyle Tingle
Certified Public Accountant